Exhibit 10.2

SECURITY AGREEMENT

  (General )

In consideration of the covenants and agreements contained herein, and financial accommodations given, to be given or continued, the undersigned Debtor hereby, pursuant to the California Uniform Commercial Code ("Code"), grants to City National Bank, a national banking association ("CNB"), as secured party, a security interest in all of the Collateral described in the Collateral Description below. The security interest created by this Agreement attaches immediately upon execution hereof, or as soon as Debtor acquires rights to the Collateral, and secures payment of any and all of (a) Debtor's indebtedness (including all debts, obligations, or liabilities now or hereafter existing, absolute or contingent, direct or indirect, matured or unmatured and including undisbursed future advances) to CNB; (b) amounts due CNB for its performance of Debtor's obligations under this Agreement; and (c) amounts due CNB in its enforcement of its rights and remedies under this Agreement (collectively, the "Indebtedness").

DEBTOR(S):	LIQUIDMETAL TECHNOLOGIES, INC.
30452 Esperanza
Rancho Santa Margarita, CA 92688
33-0264467

SECURED	CITY NATIONAL BANK (Transit and A.B.A. No.: 16-16066/1220)
PARTY:	Small Business/South Orange Ct.
20 Pacifica
Irvine, CA 92618

COLLATERAL DESCRIPTION:

City National Bank Certificate of Deposit Account Number xxx-xxxxxx, dated February 13, 2015, in the name of LIQUIDMETAL TECHNOLOGIES, INC., a Delaware corporation, and any and all renewals, extensions and additions thereto, all substitutions therefor and all replacements thereof (including all substitution and replacement accounts with a new number), and all proceeds thereof.

1.             WARRANTI ES AND REPRESENTATI ONS. Debtor warrant(s) and represent(s):

1.1.     Debtor's Title. Debtor has title to all Collateral; all Collateral is genuine; and, except as CNB has expressly consented to in writing, no other person, entity, agency or government has or purports to have any right, title, lien, encumbrance, claim or interest in any Collateral and there is no financing statement on file anywhere covering or affecting the Collateral.

1.2.    Debtor's Authority. Debtor has authority to enter into this Agreement.

1.3.     Payment Rights. All Collateral consisting of accounts, chattel paper, general intangibles, instruments and documents (hereinafter, collectively called "Payment Rights") is bona fide, enforceable according to its terms and free from all defenses, claims, defaults, prepayments, setoffs and conditions precedent. All persons obligated on Payment Rights have authority and capacity to contract. All Payment Rights comply with all applicable laws concerning form, content, manner of preparation and execution, including where applicable, any consumer credit laws.

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1.4.     Chattel Paper. The security interest evidenced by chattel paper Collateral has been perfected and preserved and, where required by the chattel paper, adequate insurance has been obtained with loss payable to Debtor.

1.5.     Bills of Lading. All bills of lading, warehouse receipts or other documents or instruments of title outstanding with respect to the Collateral, or any portion thereof, have been delivered with any necessary indorsement to CNB.

1.6.     Information. Debtor's most recent financial statements that have been delivered to CNB are true, complete and correct and fairly present the financial condition of Debtor as of the accounting period referenced on the statements, and there has been no material adverse change in the financial condition of Debtor since the date of such financial statements. Debtor's most recent federal income tax return and all schedules attached to such return ("Federal Tax Return") that have been delivered to CNB are a true and correct copy of such Federal Tax Return filed with the Internal Revenue Service for the tax period ending on the date indicated in such Federal Tax Return. Any and all other information now or hereafter supplied to CNB by Debtor is complete, true and correct.

2.            COVENANTS AND AGREEMENTS. Debtor covenants and agrees:

2.1.     General Powers over Collateral. Debtor authorizes CNB to transfer the Collateral to its own or nominee's name, and to perform any and all acts which CNB believes in good faith to be necessary or desirable to protect or preserve the Collateral, its value or CNB's security interest therein. These acts include, but are not limited to, voting, exercising options, warrants or conversion rights, tendering Collateral, entering into extension, reorganization, deposit, merger or consolidation agreements, compromising disputes and repledging the Collateral.

2.2.     Powers over Payment Rights. At any time that CNB desires, whether or not an Event of Default (as defined below) has occurred, CNB may notify any person liable on a Payment Right (herein called "Account Debtor") to make payments thereon directly to CNB, collect Payment Rights and take control of cash and noncash proceeds and grant extensions, make adjustments, compromise or otherwise settle any Payment Rights as CNB deems in its sole discretion to be appropriate, without affecting Debtor's liability for the Indebtedness. Until such time as CNB elects to exercise such rights, Debtor is authorized on behalf of CNB to collect and enforce Payment Rights. Upon CNB's request, Debtor shall deliver to CNB, for application against the Indebtedness, all checks, drafts, cash and other remittances in payment of the Payment Rights on the banking day following receipt, in precisely the form received, except for Debtor's indorsement where necessary to permit collection of the item, which indorsement Debtor agrees to make. Pending such delivery, Debtor shall not commingle any checks, drafts, cash and other remittances with any of its other funds or property, but shall hold them separate and apart expressly in trust for CNB. All such remittances shall be accompanied by such statements and reports of collections and adjustments as CNB may from time to time specify.

2.3.     Modification and Allowance of Payment Rights. Debtor shall not modify any of the terms, conditions or covenants of any original sale, exchange, lease, disposition or services rendered or to be rendered which give rise to any Payment Right without CNB's prior written consent. Debtor may only give normal allowances, credits and discounts on Payment Rights after first giving written notice to CNB and, upon CNB's demand, shall pay the same to CNB.

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2.4.     Notice of Changes in Information. Name. Structure or Litigation. Debtor shall immediately notify CNB of (a) any adverse changes in Debtor's financial condition or operations or in any financial or other information provided to CNB; (b) any change in Debtor's residence, primary place of business, mailing address, name, trade name, and, if Debtor is an organization, its identity or corporate structure; (c) any new openings of places of business by Debtor; (d) any litigation pending or threatened against Debtor or affecting the Collateral or having a material adverse effect upon Debtor's business or financial condition or its properties; and (e) any unpaid taxes of Debtor which are more than fifteen (15) days delinquent.

2.5.     Reports; Verification; Inspection. Debtor shall provide CNB with such reports, accountings, documents and information as may be requested by CNB from time to time concerning the Collateral including, but not limited to, reports and information about acquisitions, dispositions, returns, delivery and valuation of Collateral consisting of goods, and rendering of services and agings and identification of Account Debtors for Collateral consisting of Payment Rights. Debtor shall mark its books and records and the Collateral as requested by CNB to show CNB's security interest therein. Debtor shall permit CNB, when requested, to inspect Debtor's locations and the Collateral and to inspect, examine, audit and copy any of Debtor's books, records, statements, correspondence and other data relating to Debtor's business and the Collateral. Debtor shall assemble and make such Collateral and data available to CNB as requested by CNB.

2.6.     Location and Identification. Debtor shall keep the Collateral separate and identifiable and, except for Inventory under lease, at Debtor's address stated in this Agreement or such other address(es) as Debtor has first given notice to CNB.

2.7.     Sale. Lease or Disposition. Debtor shall not, without CNB's prior written consent, sell, encumber or otherwise dispose of or transfer any Collateral or interest therein, or permit any such disposition or transfer, until all of the Indebtedness has been completely discharged; provided, however, if an Event of Default has not occurred, Debtor may sell or lease Collateral consisting of Inventory in the ordinary course of Debtor's business.

2.8.     Defense of Title. Debtor shall (a) appear in and defend any actions or proceedings purporting to affect CNB's security interest in or Debtor's or CNB's rights, powers or title to any Collateral; (b) take such actions which CNB deems necessary to keep the Collateral free and clear from all liens, encumbrances, claims, rights, counterclaims or defenses of others; and (c) pay such costs, expenses and attorneys' fees related to such actions.

2.9.     Maintain Warranties. Debtor shall maintain all of the Warranties and Representations stated above on an ongoing basis for all Collateral which Debtor hereafter acquires or creates until all of the Indebtedness, and any rights of Debtor to future advances from CNB, are fully discharged.

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2.10.     Maintenance. Repair. Use. Debtor shall (a) maintain and keep the Collateral in good working condition and repair; (b) only use the Collateral in a lawful manner and in ways which will not void insurance coverage; and (c) not use the Collateral so as to cause or result in any waste or unreasonable deterioration or depreciation.

2.11.     Decrease in Value of Collateral. If, in CNB's judgment, the Collateral has materially decreased in value, Debtor shall either provide enough additional Collateral to satisfy CNB or reduce Debtor's total Indebtedness by an amount sufficient to satisfy CNB.

2.12.     Insurance. Debtor shall insure the Collateral, with CNB as payee under lenders loss payable endorsement, in form, amount, with companies and against risks satisfactory to CNB. Debtor hereby assigns all insurance policies and proceeds thereof to CNB and authorizes CNB to make any claims thereunder, cancel the insurance upon the occurrence of an Event of Default hereunder, and receive all payments thereunder, including return premiums. Debtor shall also maintain insurance in types and amounts customarily carried in its line of business, including property insurance for fire, with extended coverage and malicious mischief and vandalism, and public liability for its acts and products, with companies satisfactory to CNB. Debtor authorize[s] the insurance companies and Debtor's representatives to deliver policies and other proofs of all the foregoing insurance coverage to CNB.

2.13.     Damage or Destruction to Collateral. Debtor shall promptly notify CNB in the event any Collateral is damaged, destroyed or lost, stating the cause, nature and extent of the damage, destruction or loss.

2.14.     Assignment of Use. Increase Profits. Debtor assigns and agrees to deliver to CNB promptly upon receipt all increases, profits, proceeds, dividends, distributions, products, substitutions, replacements and rights of use of the Collateral.

2.15.     Taxes. Assessments. Charges, Liens. Debtor shall pay and discharge when due all taxes, assessments, charges, liens and encumbrances now or hereafter affecting the Collateral and, if the Collateral is on or attached to realty owned by Debtor, the realty on which the Collateral is located.

2.16.     Additional Documents. Debtor shall execute, acknowledge and deliver to CNB any additional documents, assignments or agreements that CNB, from time to time, deems necessary or advisable respecting the Collateral.

2.17.     General Business Operation. Debtor shall keep accurate and complete records regarding its business and the Collateral. Debtor shall conduct its business without voluntary interruption, except in the event of an emergency, and shall maintain all privileges, franchises, licenses and permits required to conduct its business.

2.18.     Power of Attorney. In order to preserve and protect CNB's rights under this Agreement and in the Collateral, Debtor appoints CNB as its true and lawful attorney in fact, with full power of substitution, to perform any and all acts which Debtor is obligated to do or CNB is entitled to do under this Agreement. This power of attorney includes, but is not limited to, the right to use the Collateral as Debtor might use; collect the proceeds and profits of Collateral as Debtor might collect; release Collateral and Account Debtors; receive, open and dispose of all mail addressed to Debtor; notify the Post Office to change the address for delivery of mail addressed to Debtor to such address as CNB shall designate; and endorse Debtor's name on all checks, drafts and other items remitted for payment with respect to the Collateral or collection of Payment Rights. Nothing herein shall obligate CNB to exercise any of the rights granted by this power of attorney. Debtor shall immediately reimburse CNB for any and all costs, attorneys' fees or expenses made or incurred by CNB (including attorneys' fees allocable to CNB's in-house counsel) while acting under this power of attorney.

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2.19.     Reimbursement. Debtor shall reimburse and pay CNB, upon demand, any and all expenses, costs and attorneys' fees incurred by CNB, or allocable to CNB's in- house counsel, whether or not a lawsuit is filed, in the enforcement or exercise of any of CNB's rights, powers or remedies or performance of any of Debtor's obligations under this Agreement or the protection, preservation or disposition of the Collateral, with interest from the date of expenditure or when the fee became allocable at the rate set forth in the Indebtedness (and if this Agreement secures more than one Indebtedness, at the highest of the interest rates), or if the Indebtedness does not specify a rate of interest, at a rate of interest equal to CNB's Prime Rate, as it may exist from time to time, plus five percent (5.0%) per year, but in no event less than ten percent (10.0%) per year.

2.20.     Debtor's Waivers. Debtor waives any rights to require CNB to proceed against any other person, to exhaust the Collateral or any other property securing the Indebtedness or to pursue any other remedies available to CNB.

2.21.     Purchase Money. If proceeds of any loan from CNB to Debtor are to enable Debtor to acquire rights in or the use of Collateral, Debtor shall use the loan proceeds for such purpose, and deliver the Collateral to CNB when requested by CNB.

2.22.     Cultivation and Animal Husbandry. If the Collateral is timber, crops or livestock, Debtor will protect and cultivate, and care for the Collateral using methods of cultivation and animal husbandry acceptable to CNB.

3.            EVENTS OF DEFAULT. Debtor agree(s) that the occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

3.1.     Debtor's failure to pay when due any principal, interest or other amount due under any of the Indebtedness.

3.2.     Debtor's failure to perform or observe any of the terms, provisions, covenants, agreements or obligations contained in this Agreement.

3.3.     Any Warranty or Representation made in this Agreement is false or misleading or is believed by CNB in good faith to be false or misleading.

3.4.     There shall occur an event of default or other violation of any term, condition, warranty, representation, or other provision of any promissory note, instrument or agreement evidencing any of the Indebtedness or executed in connection with any of the Indebtedness.

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3.5.     CNB in good faith deems itself insecure because the prospect of performance of any covenant or agreement in this Agreement is impaired, or the value or priority of CNB's security interest in any of the Collateral is impaired or unenforceable.

 4.           REMEDIES. Upon the occurrence of an Event of Default, in addition to any other rights or remedies provided or allowed by law, Debtor understands and agrees that CNB may, at its sole option, and without notice to Debtor, take one or more of the following actions:

4.1.     Acceleration of Maturity. Declare all of Debtor's Indebtedness immediately due and payable.

4.2.     Performance of Debtor's Obligations by CNB. Perform any of Debtor's obligations under this Agreement.

4.3.     Possession and Protection. Take possession of that Collateral not already in CNB's possession; require Debtor or other persons in possession or control of Collateral to assemble it and make it available to CNB at such places as designated by CNB which are reasonably convenient to Debtor and CNB; render the Collateral unusable without removing it; enter upon such properties where the Collateral might be located; and take such actions as CNB deems necessary or appropriate to protect its interest in the Collateral.

4.4.     Expenses. Incur any expenses which CNB deems necessary in exercising any rights, remedies or powers under this Agreement or applicable law, including reasonable attorneys' fees and legal costs and expenses, whether or not a lawsuit is filed.

4.5.     Additional Collateral. Demand that Debtor provide enough additional Collateral to satisfy CNB.

4.6.     Setoff. Exercise all rights of setoff to the same effect and in the same manner as if no Collateral had been given.

4.7.     Notice. Notify other interested persons or entities of the default, acceleration and other actions by CNB.

4.8.     Suit. Retention or Disposition of Collateral. Sue the Debtor or any other person or entity liable for the Indebtedness; retain the Collateral in satisfaction of the Indebtedness; dispose of the Collateral and apply the proceeds of disposition to the Indebtedness and the costs, expenses and attorneys' fees which CNB has incurred pursuant to this Agreement (including attorneys' fees allocable to CNB's in-house counsel) in such order and manner as CNB desires.

5.            RULES TO CONSTRUE AGREEMENT. Debtor understand(s) and agree(s) that:

5.1.     Definitions. All terms used to describe the Collateral which are defined in the Code, shall have the respective meanings as such terms are so defined.

5.2.     Time of Essence. Time is of the essence of this Agreement.

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5.3.     Waiver. CNB's acceptance of partial or delinquent payments or failure of CNB to exercise any right or remedy shall not be deemed a waiver of any obligation of Debtor or right of CNB nor constitute a modification of this Agreement, nor constitute a waiver of any other similar default subsequently occurring.

5.4.     Complete Agreement. This Agreement, together with any exhibits, is intended by CNB and Debtor as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement.

5.5.     Assignments. etc. The provisions of this Agreement are hereby made applicable to and shall inure to the benefit of CNB's successors and assigns and bind Debtor's heirs, legatees, devisees, administrators, executors, successors and assigns.

5.6.     Law Governing. This Agreement shall be construed and governed by the laws of the State of California.

5.7.     Multiple Debtors. When more than one Debtor signs this Agreement all agree that:

5.7.1.     Construction - whenever the word "Debtor" appears in this Agreement, it shall mean "each Debtor".

5.7.2.     Breach - breach of any Covenant or Warranty by any Debtor may, at CNB's option, be treated as a breach by all Debtors.

5.7.3.     Liability - the liability of each Debtor is joint and several and the discharge of any Debtor, for any reason other than full payment, or any extension, forbearance, change of rate of interest, or acceptance, release or substitution of security or any impairment or suspension of CNB's remedies or rights against one Debtor, shall not affect the liability of any other Debtor.

5.7.4.     Waiver - all Debtors waive the right to require CNB to proceed against one Debtor before any other or to pursue any other remedy in CNB's power.

5.8.     Notice. All notices to be provided under this Agreement shall be in writing and delivered, if to Debtor, at the address stated in this Agreement, and if to CNB, at its address stated in this Agreement, or such other address as one party shall give notice of to the other party as provided herein.

5.9.     Severability. If any provision of this Agreement shall be held to be prohibited or unenforceable under applicable law, such provision shall be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remainder of such provisions or any remaining provisions of this Agreement.

5.10.     Headings. Section and subsection headings in this Agreement are included for convenience of reference only and shall not be a part of this Agreement for any purpose or be given any substantive effect.

5.11.     Amendment or Modification. No provision or term of this Agreement may be modified, amended or waived without the prior written consent of CNB.

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Dated: February 24, 2015

"DEBTOR"

LIQUIDMETAL TECHNOLOGIES, INC.,

a Delaware corporation

By: /s/ Tony Chung

       Tony Chung, CFO/Secretary

By: /s/ Thomas W. Steipp

       Thomas W. Steipp, President

By: /s/ Ricardo A. Salas

       Ricardo A. Salas, Executive Director